UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF CANNABIS GLOBAL, INC.

The undersigned, constituting the all of the members of the Board of Directors of Cannabis Global, Inc., a Delaware corporation (the "Corporation"), do hereby take the following action and, pursuant to Delaware General Corporation Law ("DGCL") Section 242, adopt the following resolutions by written consent in lieu of a meeting effective as of the 30th day of April, 2020. It is the undersigned's intent that this unanimous written consent be filed by the Secretary of the Corporation with the minutes of the meetings of the Board of Directors.

WHEREAS, Director Robert L. Hymers, III tendered his resignation as director and Chief Financial Officer effective as of April 30, 2020 to the Corporation.

WHEREAS, pursuant to the contract for services entered into between Mr. Hymers and the Corporation, the Corporation owes Mr. Hymers thirty thousand dollars ($30,000).

WHEREAS, pursuant to good faith negotiations between the Corporation and Mr. Hymers, a settlement agreement has been reached providing that the Corporation issued Mr. Hymers a convertible promissory note, the form of which is included herewith, in exchange for a release of claims by Mr. Hymers.

NOW, THEREFORE, BE IT RESOLVED, That the Board of Directors of the Corporation hereby approves the issuance of the convertible promissory note to Mr. Hymers;

FURTHER RESOLVED, that Arman Tabatabaei be appointed Chief Financial Officer of the Corporation effective April 30, 2020.

FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable

the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purpose and intent of the foregoing resolutions and to permit the actions contemplated thereby to be lawfully effectuated, and any such agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it

IN WITNESS WHEREOF, the undersigned have executed this Written Action of the Board of Directors as of the date first written above.

DIRECTORS:

/s/ Edward Manolos — DocuSigned by: C4BF64E2D9674BF...

/s/ Arman Tabatabaei — DocuSigned by: C9A78A0EE229477...

/s/ Dan Van Nguyen — DocuSigned by: DCD9C57AD5FE430...